Exhibit 10.20

AMENDMENT NO. 1 TO CONSULTING SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO CONSULTING SERVICES AGREEMENT (“Amendment”) effective January  1, 2015, (the “Effective Date”) by and between William Reid, an individual whose primary address is on record with the Company (the “Consultant”) and Gold Resource Corporation, a Colorado corporation having its principal place of business at 2886 Carriage Manor Point, Colorado Springs, Colorado 80906 (the “Company”).

RECITALS

WHEREAS, the Company and the Consultant entered into that certain Consulting Agreement dated February 1, 2014 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals and the provisions contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment. The Agreement is hereby amended as follows:

Section 6 of the Agreement is hereby deleted and replaced in its entirety with the following:

“6.The Company shall pay the Consultant a consulting fee (the “Consulting Retainer”) in the amount of $4,000 per month. As stated above, no taxes or other withholdings will be paid or withheld by the Company as these are the Consultant’s sole responsibility.”

2.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado without regard to the conflict of laws of such state.

3.

Counterparts. This Amendment may be executed in separate counterparts, each of which so executed and delivered shall constitute an original but all such counterparts shall together constitute one and the same instrument and any one of which may be used to evidence this Amendment.

4.

Severability. All provisions of this Amendment are severable and any provision which may be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Amendment and the parties hereto agree to cooperate to provide a legal substitute for any provision which is prohibited by law.

5.

Entire Agreement; Modifications and Amendments. This Amendment, together with the Agreement, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements and understandings both oral and written, between the parties with respect to the subject matter hereof. No provision of this Amendment may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the parties to this Amendment.

IN WITNESS WHEREOF, each of the parties hereto have executed this Amendment to be effective as of the date first written above.

GOLD RESOURCE CORPORATIONCONSULTANT

By: /s/ Jason D. Reid By: /s/ William W. Reid

Name: Jason D. ReidName: William W. Reid

Title: Chief Executive Officer and President